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                                                                 EXHIBIT 23.1(B)

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York

    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated March 26, 1999, relating to the consolidated financial statements and schedule of TMP Worldwide Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and our reports dated June 7, 1999, relating to the supplemental consolidated financial statements and schedule of TMP Worldwide Inc. and Subsidiaries appearing on the Company's Current Report on Form 8-K dated June 10, 1999.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                              /s/ BDO SEIDMAN, LLP______________
                                              BDO SEIDMAN, LLP

New York, New York
July 14, 1999